Exhibit 3.14

CERTIFICATE OF FORMATION

OF

COCOON INTERNATIONAL SALES, LLC

This Certificate of Formation of Cocoon International Sales, LLC (the “LLC”), dated as of October 27, 2015, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Cocoon International Sales, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, DE 19904.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, DE 19904.

FOURTH. This Certificate of Formation shall be effective on October 31, 2015, at 11:59 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Barry A. Hytinen
Name: Barry A. Hytinen
Authorized Person

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

DAWN SLEEP TECHNOLOGIES, INC.

TO

COCOON INTERNATIONAL SALES, LLC

This Certificate of Conversion to Limited Liability Company, dated as of October 27, 2015, has been duly executed and is being filed by Dawn Sleep Technologies, Inc., a Delaware corporation (the “Corporation”), and Barry A. Hytinen, as an authorized person of Cocoon International Sales, LLC, a Delaware limited liability company (the “LLC”), to convert the Corporation to the LLC, under the Delaware Limited Liability Company Act (6 Del .C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.) (the “GCL”).

1. The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on August 18, 2003, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

2. The name and type of entity of the Corporation immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was:

Name	Type of Entity
Dawn Sleep Technologies, Inc.	Corporation

3. The name of the LLC into which the Corporation shall be converted as set forth in its certificate of formation is Cocoon International Sales, LLC.

4. The conversion of the Corporation to the LLC shall be effective on October 31, 2015, at 11:59 p.m. Eastern Daylight Time.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Conversion to Limited Liability Company as of the date first above written.

DAWN SLEEP TECHNOLOGIES, INC.

By:	/s/ W. Timothy Yaggi	By:	/s/ Barry A. Hytinen
Name: W. Timothy Yaggi		Name: Barry A. Hytinen
Title: President, COO		Title: Authorized Person